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            MORGAN STANLEY INSTITUTIONAL FUND TRUST -VALUE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF
                                      OFFERING                        SHARES
    SECURITY      PURCHASE/  SIZE OF  PRICE OF      TOTAL AMOUNT     PURCHASED
   PURCHASED     TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND
---------------- ---------- -------- --------- -------------------- ----------
Verisk Analytics 10/06/09      --      $22.000    $    8,525,000.00      2,400
      Inc.9

 Bank of America 12/03/09      --      $15.000    $1,286,000,000.00     32,000
 Corp PFD 10.000

   Wells Fargo   12/15/09      --      $25.000    $  426,000,000.00     20,300
     Company

 Primerica Inc.  03/31/10      --      $15.000    $   21,360,000.00      1,500

  % OF     % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
 BY FUND  ASSETS       BROKERS        PURCHASED FROM
--------- ------ ------------------- ----------------
    0.00%  0.03%     BofA Merrill    Merrill Lynch
                    Lynch, Morgan
                    Stanley, J.P.
                    Morgan, Wells
                        Fargo
                     Securities,
                    William Blair
                     & Company,
                      Fox-Pitt
                    Kelton Cochran
                       Caronia
                    Waller, Keefe
                      Bruyette &
                        Woods

    0.00%  0.24%     BofA Merrill    Merrill Lynch NY
                     Lynch, UBS
                   Investment Bank

    0.00%  0.25%      Wells Fargo    Goldman Sachs
                     Securities,
                    Goldman, Sachs
                    & Co., Credit
                     Suisse, J.P.
                    Morgan, Morgan
                       Stanley

    0.00%  0.01%       Citi, UBS     UBS SEcurities
                      Investment
                    Bank, Deutsche
                         Bank
                      Securities,
                        Morgan
                       Stanley,
                        Keefe,
                      Bruyette &
                         Woods
                       Macquarie
                       Capital,
                    Raymond James,
                        Sandler
                       O'Neill +
                       Partners,
                         L.P.,
                       SunTrust
                       Robinson
                       Humphrey,
                       CastleOak
                      Securities,
                      L.P., ING,
                    Willis Capital
                       Markets &
                       Advisory